                                                                       EXIHIBT Q


                     AMENDED AND RESTATED VOTING AGREEMENT


          This AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made as of the date set forth below by and among Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), the individual named on the signature page of this Agreement (the "Participant") and each other person signing a voting agreement substantially similar to this Agreement (collectively, the "Parties").

                                R E C I T A L S
                                - - - - - - - -


          WHEREAS, certain awards (either outstanding or future) of shares of the Company's common stock, par value $0.01 per share ("Company Stock"), options to acquire shares of Company Stock or stock units payable in the form of shares of Company Stock under certain plans and arrangements of the Company are conditioned on Participants' agreeing to the terms of this Agreement;

          WHEREAS, Participant, together with each other person subject to (i) this Agreement, (ii) Article IV of the Stockholders' Agreement (as defined in
Section 2(a) hereof), or (iii) any agreement to which the Company and one or more stockholders of the Company are parties containing provisions substantially similar to those contained in Section 2 hereof, whether now in existence or hereinafter entered into, may be deemed to constitute a "group" (the "Section 13 Group") with respect to the beneficial ownership of the Shares for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission; and

          WHEREAS, Participant is currently a party to one or more voting agreements (the "Voting Agreements") with the Company substantially similar to this Agreement and the Parties' desire to amend and restate such Voting Agreements.

                               A G R E E M E N T
                               - - - - - - - - -

          The Parties agree to amend and restate the Voting Agreements as follows:

1.   Definitions. Capitalized terms used and not defined herein shall have the
     -----------
     meanings specified (i) in the instrument documenting the award pursuant to which the stock units, options to acquire shares of Company Stock or Shares (as defined below) subject to the provisions of this Agreement were granted, and (ii) in the Company plan or arrangement pursuant to which such award was granted. For purposes of this Agreement only, the following words and phrases shall have the following meanings, unless the context otherwise requires:

     (a) The term "employee" shall mean any person actively employed by the Company or any Subsidiary thereof, or both, who receives regular and stated compensation other than a pension, consulting fee, retainer or disability payment (as payable under the Company's long-term disability plan applicable to the Participant).

     (b) The term "own," when used in reference to Shares of Stock (as defined below), shall mean any Shares owned of record or beneficially, but shall not include Shares underlying unexercised options.

     (c) The term "Shares" shall mean shares of Stock acquired pursuant to any award under any plan or arrangement of the Company (or any predecessor or successor to the Company by merger or otherwise) that is conditioned upon the Participant's agreement to be bound by this Agreement or an agreement substantially similar to this Agreement.

     (d) The term "Stock" shall mean Company Stock or stock of any successor to the Company by merger or otherwise.

2.   Restrictions on Voting of Shares. As a condition to the effectiveness of
     --------------------------------
     any award granted concurrently or hereafter pursuant to any plan or arrangement that is conditioned upon the Participant's agreement to be bound by this Agreement, the Participant agrees to be bound by the following provisions with respect to a Preliminary Vote (as defined below) in respect of the Shares.

     (a)  Preliminary Vote. Before any vote of the stockholders of the Company
          ----------------
          at a meeting called with respect to any corporate action or before action is taken by stockholders of the Company by written consent, a vote (the "Preliminary Vote") shall be taken of those stockholders of the Company who are subject (i) to this Agreement, (ii) to
          Article IV of that certain stockholders' agreement (the "Stockholders' Agreement"), dated February 14, 1986, as amended, among the Company and the stockholders listed in Appendix A thereto (as the same may be supplemented, amended and modified from time to time), and (iii) to any other agreement to which the Company and one or more stockholders of the Company are parties containing provisions substantially similar to those contained in this Section 2, whether now in existence or hereafter entered into. Such Preliminary Vote shall be taken in accordance with procedures established from time to time by the Board or a committee designated by the Board, upon all such matters upon which such stockholder vote or other action is proposed to be taken. In connection with such Preliminary Vote, the Participant shall be permitted to vote the Shares then owned by the Participant in such manner as the Participant may determine in the Participant's discretion.

     (b)  Voting by the Participant While an Employee. At any meeting of the
          -------------------------------------------
          stockholders of the Company called to vote with respect to any corporate action or where action by stockholders of the Company is taken by written consent, the shares of Stock of any Participant who participated in the Preliminary Vote, if an employee at the time of the Preliminary Vote, will be voted in accordance with the vote of the majority of the shares of Stock voted in the Preliminary Vote, and a Participant who was an employee of the Company at the time of the Preliminary Vote but who did not participate in the Preliminary Vote must, if such Participant desires to vote the Participant's Shares that are subject to the Voting Agreements, vote such shares in accordance with the vote of the majority of the Shares voted in the Preliminary Vote.

     (c)  Proxy Requirement. For purposes of effecting any vote described in
          -----------------
          Section 2(b) of this Agreement, the Participant shall be required to grant to the Secretary of the Company, or any officer designated in writing by the Secretary at least five (5) days prior to the meeting of stockholders of the Company called to vote with respect to any action or the taking of action by stockholders of the Company by written consent, a proxy (i) to vote the Participant's Shares at such meeting or to take such action by written consent with respect to such Shares, in each case in accordance with Section 2(b) of this Agreement, and (ii) to vote such Shares in such proxyholder's discretion upon any other business which properly comes before such meeting. The Participant shall agree that any such proxy so granted shall not be revoked prior to any such meeting or the taking of any such action by written consent.

     (d)  Lapse of Restrictions Upon Termination of Employment or Transfer of
          -------------------------------------------------------------------
          Shares. Any voting restrictions (including the right and obligation
          ------
          to vote in the Preliminary Vote) applicable to the Participant's Shares shall continue in effect for so long as the Participant (i) continues to be an employee and (ii) continues to own any Shares subject to this Agreement. Shares that are no longer owned by the Participant shall not be subject to this Agreement.

3.   Filing of Joint Schedule 13D. The Participant agrees to be bound by the
     ----------------------------
     following provisions regarding a joint filing of a Schedule 13D.

     (a)  Joint Schedule 13D. In the event that the Participant is required to
          ------------------
          file a Schedule 13D with respect to the Shares owned beneficially by him (as determined by Rule 13d-3 of the Securities Exchange Act of 1934), the Participant shall promptly file a single statement together with other members of the Section 13 Group containing the information required by Schedule 13D and such Schedule 13D shall be filed on behalf of the Section 13 Group.

     (b)  Responsibilities of the Participant with Respect to the Schedule
          ----------------------------------------------------------------
          13D. The Participant shall cooperate fully with the other Parties to
          ---
          achieve the timely filing of any Schedule 13D that may be required and any required amendments to any such Schedule, and the Participant shall be responsible for the completeness and accuracy of the information concerning the Participant contained therein, but shall not be responsible for the completeness or accuracy of the information concerning any other member of the Section 13 Group contained therein, unless the Participant knows or has reason to believe that such information is inaccurate.

     (c)  Notices and Communications. The Secretary, or any Assistant
          --------------------------
          Secretary, shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

     (d)  Appointment of Attorney-in-Fact. The Participant hereby appoints the
          -------------------------------
          Secretary, or any Assistant Secretary, each acting singly, his attorney-in-fact, with full power of substitution and resubstitution, for Participant and in Participant's name, place and stead, in any and all capacities, to sign any Schedule 13D required to be filed on behalf of the Schedule 13 Group, and any and all amendments thereto, and any other documents required to be filed in connection therewith with the Securities and Exchange Commission.

     (e)  Duration of Agreement to File a Joint Schedule 13D. Any requirements
          --------------------------------------------------
          applicable to Participant with respect to the filing of a Schedule 13D set forth herein shall continue in effect for so long as the Participant is subject to the voting restrictions contained in this Agreement.

4.   Consent to Release of Principals and Certain Other Officers. The
     -----------------------------------------------------------
     Participant hereby acknowledges that persons holding the title of Principal (or its equivalent) with the Company or one of the Company's Subsidiaries have been released, effective December 1, 1999, from voting arrangements substantially similar to this Agreement and the Participant hereby consents to such release and to the termination of such voting arrangements.

5.   Term. The undertakings and covenants of the undersigned set forth in this
     ----
     Agreement, including, without limitation, the covenants of the undersigned with respect to the voting of Shares shall continue in full force and effect through and including May 31, 2022, unless previously renewed or extended, or until they have terminated or expired in accordance with the terms hereof.

6.   Governing Law. This Agreement shall be governed by the laws of the State
     -------------
     of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

7.   Successors and Assigns. This Agreement and all the terms and provisions
     ----------------------
     hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any successor by merger or otherwise.

8.   Signature in Counterparts. This Agreement may be signed in counterparts,
     -------------------------
     each of which shall be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of this ____ day of __________, 1999.




                                          By: ________________________________
                                          Print Name:



                                          MORGAN STANLEY DEAN WITTER & CO.


                                          By:____________________________